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                                                                   EXHIBIT 10.85

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                                  EZCORP, INC.

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 3, 2001


                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,

                                    AS AGENT

                                       AND

                                  ISSUING BANK


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            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 3, 2001 is among EZCORP, INC., a Delaware corporation ("Borrower"), each of the Lenders signatory hereto party to the Agreement referred to below, and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association, as Agent for itself and the other Lenders (in such capacity, together with its successors in such capacity the "Agent") and as the Issuing Bank.

                                    RECITALS:

         Borrower, Agent, Lenders and Issuing Bank have previously entered into that certain Amended and Restated Credit Agreement dated as of December 15, 2000 as amended by (a) that certain First Amendment to Amended and Restated Credit Agreement dated as of May 1, 2001 and (b) that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 10, 2001 (as amended, the "Agreement").

         Borrower, Agent, Lenders and Issuing Bank now desire to amend the Agreement (a) to restructure the existing Loans, (b) to modify certain financial covenants, and (c) to make such other modifications, in each case as hereinafter more specifically provided. Additionally, the Lenders desire to waive the Existing Specified Defaults (as defined herein).

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         1.1 Definitions. All capitalized terms not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

         2.1 Amendments to Definitions in Section 1.1. Effective as of the date hereof, the following definitions in Section 1.1 of the Agreement are amended and restated to read in their entirety as follows:

                  "Advance" means an advance of funds by the Lenders or any of them to the Borrower pursuant to Article II (inclusive of the Tranche A Loan, the Tranche B Loan and the Swing Loan).

                  "Applicable Rate" means the lesser of (a) the Base Rate plus the Base Rate Margin and (b) the Maximum Rate.


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                  "Base Rate Margin" means (a) for the Tranche A Loan, three percent (3.0%) per annum, and (b) for the Tranche B Loan three and one-half percent (3.5%) per annum.

                  "Commitment" means, as to each Lender, collectively, the obligation of such Lender to purchase participations (or with respect to the Swing Lender or the Issuing Bank, hold other interests in) the Swing Loan and in Letters of Credit as described in Articles II and III hereunder, the Tranche A Commitment and the Tranche B Commitment.

                  "Loans" means, collectively, the Tranche A Loan, the Tranche B Loan and the Swing Loan.

                  "Required Lenders" means at any time while no Advances or Letters of Credit Liabilities are outstanding, two or more Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Commitments and, at any time while Advances or Letter of Credit Liabilities are outstanding, two or more Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Tranche A Advances, the Tranche B Loan, the LC Participations, and the SL Participations.

                  "Termination Date" means 8:00 a.m. San Francisco, California time (a) with respect to the Tranche A Loan and the Swing Loan, October 1, 2002, or such earlier date and time on which the Tranche A Commitment and the Swing Commitment terminate as provided in this Agreement, and (b) with respect to Tranche B Loan, June 28, 2002.

                  "Tranche A Commitment" means, as to each Lender, the obligation of such Lender to make Tranche A Advances as described in
         Article II hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche A Commitment", as the same may be reduced pursuant to Section 2.13, or terminated pursuant to Section 2.13 or 11.2. As of December 3, 2001, the aggregate amount of the Tranche A Commitments of all Lenders equals Forty-Five Million Dollars ($45,000,000).

                  "Tranche B Commitment" means, as to each Lender, the obligation of such Lender to make Tranche B Loan as described in
         Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche B Commitment". As of December 3, 2001, the aggregate amount of the Tranche B Commitments of all Lenders equals Fourteen Million Nine Hundred Forty Thousand Two Hundred Eighty-Six and 36/100 Dollars ($14,940,286.36).

         2.2 Additions to Definitions in Section 1.1. Effective as of the date hereof, the following definitions are added to Section 1.1 of the Agreement in alphabetical order to read in their entirety as follows:


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                  "Third Amendment Closing Date" means December 20, 2001.

                  "Tranche A Pay Rate" means the lesser of (a) Base Rate plus one percent (1.0%) per annum and (b) the Maximum Rate.

         2.3 Deletion of Definitions in Section 1.1. Effective as of the date hereof, the definitions of "Term Loan Reduction Event", "Tranche C Commitment", "Tranche C Loan" and "Tranche C Payment Amount" in Section 1.1 of the Agreement are deleted in their entirety.

         2.4 Amendment to Section 1.2. Effective as of the date hereof, the following is added to the end of Section 1.2 of the Agreement to read in its entirety as follows:

                  In the event of any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Required Lenders, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         2.5 Amendment to Section 2.1. Effective as of the date hereof, the reference in Section 2.1 of the Agreement to "Termination Date" is deleted and the reference to "Tranche A Loan Termination Date" is inserted in lieu thereof.

         2.6 Amendment to Section 2.2. Effective as of the date hereof, Section
2.2 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 2.2 Tranche B Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to restructure a portion of the loans outstanding under this Agreement (as amended through and including the Second Amendment to Amended and Restated Credit Agreement) as the Tranche B Loan to the Borrower as of December 3, 2001 up to but not exceeding, the amount of such Lender's Tranche B Commitment. The Borrower may not reborrow hereunder any Tranche B Advance which has been repaid. The Tranche B Loan made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         2.7 Amendment to Section 2.3. Effective as of the date hereof, Section
2.3 of the Agreement is amended and restated to read in its entirety as follows:

         Section 2.3 [Intentionally Deleted.]


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         2.8 Amendment to Section 2.4. Effective as of the date hereof, Section
2.4 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 2.4 Master Credit Notes. The obligation of the Borrower to repay each Lender for Tranche A Advances and Tranche B Loan made by such Lender and interest thereon shall be evidenced by each Lender's Master Credit Note.

         2.9 Amendment to Section 2.5. Effective as of the date hereof, Section
2.5 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 2.5 Repayment of Loans. The Borrower shall repay the outstanding principal amount of (a) the Tranche A Loan and the Swing Loan on the Tranche A Termination Date and (b) the Tranche B Loan on the Tranche B Loan Termination Date.

         2.10 Amendment to Section 2.6. Effective as of the date hereof, Section
2.6 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 2.6 Interest. The unpaid principal amount of the Loans shall bear interest at a varying rate per annum equal from day to day to the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable (i) on each Monthly Payment Date and (ii) on the applicable Termination Date; provided however, with respect only to the Tranche A Loan, so long as no Event of Default has occurred, the amount of interest payable on such dates may be in an amount equal to the Tranche A Pay Rate. Upon the occurrence of an Event of Default or payment in full of the Tranche A Loan for any reason, with respect only to the Tranche A Loan, the difference between the Applicable Rate and the Tranche A Pay Rate that has been accumulating from December 3, 2001 is immediately due and payable, and thereafter the amount of interest payable on the Tranche A Loan shall be in an amount equal to the Applicable Rate.

                  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amounts of all Advances and (to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Event of Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.


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         2.11 Amendment to Section 2.9(a). Effective as of the date hereof, the reference in Section 2.9(a) of the Agreement to "Termination Date" is deleted and the reference to "Tranche A Loan Termination Date" is inserted in lieu thereof.

         2.12 Amendment to Section 2.11. Effective as of the date hereof,
Section 2.11 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 2.11 Fees. (a) On the Third Amendment Closing Date, the Borrower agrees to pay to the Agent for the account of the Agent an annual agent fee in an amount to be agreed to by the Borrower and the Agent pursuant to a side letter agreement, (b) the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable commitment fee ("Commitment Fee") on the average daily unused amount of such Lender's Tranche A Commitment for the period from and including the date of this Agreement to and including the Tranche A Loan Termination Date at the Commitment Fee Rate based on a 360 day year and the actual number of days elapsed, (c) on the Third Amendment Closing Date, the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable amendment fee of $300,000, and (d) on or before June 28, 2002, if the Tranche B Loan has not been paid in full, the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable fee of $500,000 on June 28, 2002; provided however, upon the acceleration of the Tranche B Loan Termination Date under Article XI, the fee described in clause (d) above shall be due and payable upon such accelerated Tranche B Loan Termination Date. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Tranche A Loan Termination Date. For the purpose of calculating the Commitment Fee hereunder, the Tranche A Commitments shall be deemed utilized by the amount of all Tranche A Advances and all Letter of Credit Liabilities and without giving effect to any Swing Loan Advances.

         2.13 Amendment to Section 2.13(b). Effective as of the date hereof,
Section 2.13(b) of the Agreement is amended and restated to read in its entirety as follows:

                  (b) Mandatory. Upon the occurrence of any event requiring a mandatory prepayment under Section 4.3(c), (i) the Tranche A Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds of any issuances described in Section 4.3(c) occurring on such date or such lesser amounts required to be applied to the Swing Loan Advances, Tranche A Advances and Letter of Credit Liabilities pursuant to Section 4.3(c), and (ii) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Tranche A Advances plus the Letter of Credit Liabilities exceeds the Tranche A Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

         2.14 Amendment to Section 3.1(a). Effective as of the date hereof, (a) the reference in Section 3.1(a) of the Agreement to "Termination Date" is deleted and the reference to


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"Tranche A Loan Termination Date" is inserted in lieu thereof, and (b) the second sentence in Section 3.1(a) of the Agreement is amended and restated to read in its entirety as follows:

                  Each Letter of Credit shall have an expiration date not beyond the earlier of (a) one year from the date of issuance of such Letter of Credit or (b) the Tranche A Loan Termination Date, shall be payable in Dollars, must support a transaction that is entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require; provided, however, that certain Irrevocable Standby Letter of Credit No. NZS241408 dated February 22, 1996 in the face amount of $691,300 issued for the account of the Borrower for the benefit of Continental Casualty Company and/or Continental Insurance Co. and/or Transcontinental Technical Services Inc. shall have an expiration date not beyond October 31, 2002.

         2.15 Amendment to Section 3.3. Effective as of the date hereof, the reference in Section 3.3 of the Agreement to "Termination Date" is deleted and the reference to "Tranche A Loan Termination Date" is inserted in lieu thereof.

         2.16 Amendment to Section 3.4. Effective as of the date hereof, the reference in Section 3.4 of the Agreement to "Termination Date" is deleted and the reference to "Tranche A Loan Termination Date" is inserted in lieu thereof.

         2.17 Amendment to Sections 4.3(a), (b) (c), (e), (f) and (g). Effective as of the date hereof, Sections 4.3(a), (b), (c), (e), (f) and (g) of the Agreement are amended and restated to read in their entirety as follows:

                  (a) If at any time the amount equal to the sum of (i) the outstanding principal amount of all Tranche A Advances and the Swing Loan Advances, plus (ii) the Letter of Credit Liabilities exceeds the lesser of (A) the aggregate amount of the Tranche A Commitments and (B) the Borrowing Base, the Borrower shall promptly prepay first the outstanding Swing Loan Advances, then the Letter of Credit Disbursement for which the Issuing Bank has not been reimbursed by the Borrower, and then Tranche A Advances by the amount of the excess or, if no Swing Loan Advances, Letter of Credit Disbursements or Tranche A Advances are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments (subject to no other Liens) in an amount equal to the excess as security for the Obligations. Any such mandatory prepayments shall be applied first to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment. On or before August 15, 2002, the Borrower shall immediately pledge to the Agent, for the benefit of the Lenders,


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         cash or Cash Equivalent Investments (subject to no other Liens) in an amount (the "Letter of Credit Liabilities Amount") equal to the outstanding Letter of Credit Liabilities as security for the Obligations; and upon receipt of the pledge of such cash or Cash Equivalent Investments, the Agent shall deposit such funds in an interest bearing cash collateral account at the Agent without any right of withdrawal by the Borrower.

                  (b) [Intentionally Deleted.]

                  (c) Upon the issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares), by the Borrower or any Subsidiary, the Borrower shall promptly prepay the Advances by an amount equal to 100% of the Net Proceeds of any such issuance's. Any such mandatory prepayments shall be applied first to the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

                  . . .

                  (e) Upon (i) the sale, sale/lease back, liquidation or other disposition of any Real Property or computer equipment by the Borrower or any Subsidiary, (ii) the receipt by the Borrower or any Subsidiary of any federal or state income tax refunds, (iii) the collection of notes receivable by the Borrower or any Subsidiary, (iv) the sale or other disposition of certain store locations (including sales of Real Property and operating business (which may include the sale of Inventory and pawn loans and Pay-Day Advance Loans of the Borrower or any Subsidiary in connection with the sale of such location), but excluding liquidating sales of Inventory and pawn loans and Pay-Day Advance Loans of the Borrower or any Subsidiary which do not occur in connection with the sale of any Real Property or operating business) by the Borrower or any Subsidiary permitted by Section 9.8(e), (v) the sale, transfer or other disposition of the Borrower's or any Subsidiary's stock or other equity interest in Albemarle & Bond Holdings PLC or (vi) the sale of any other assets (other than the sale of Inventory in the ordinary course of business and liquidating sales of Inventory and pawn loans and Pay-Day Advance Loans of the Borrower or any Subsidiary which do not occur in connection with the sale of any Real Property or operating business), the Borrower shall promptly prepay the Advances by an amount equal to the Net Proceeds of any such sales or dispositions, the amount of such tax refund or the amount of such collection of notes, as applicable; provided however, any such Net Proceeds received pursuant to clause (iv) above may be released to the Borrower at the Lenders' sole discretion. Any such mandatory prepayments shall be applied


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         first to the Tranche B Loan, then any remaining amount shall be deposited into an interest bearing cash collateral account at the Agent without any right of withdrawal by the Borrower to be held as security for the Obligations. Accrued and unpaid interest on the amount prepaid hereunder to the date of prepayment shall be due and payable at the next Monthly Payment Date or at any other time at the request of the Agent.

                  (f) The Borrower shall promptly prepay the Tranche B Loan by an amount sufficient to reduce the outstanding principal amount of the Tranche B Loan to the following amounts: (i) on or before December 31, 2001, equal to or less than $12,000,000; and (ii) on or before March 31, 2002, equal to or less than $5,000,000. Accrued and unpaid interest on the amount prepaid hereunder to the date of prepayment shall be due and payable at the next Monthly Payment Date or at any other time at the request of the Agent.

                  (g) Beginning on December 31, 2001 and continuing on the last Business Day of each calendar month thereafter through and including May 31, 2002, the Borrower shall promptly prepay the Tranche B Loan by the principal amount of not less than $1,500,000 (such payment not to come from the Net Proceeds received from the transactions described in
         Section 4.3(e). Accrued and unpaid interest on the amount prepaid hereunder to the date of prepayment shall be due and payable at the next Monthly Payment Date or at any other time at the request of the Agent.

         2.18 Amendment to Section 4.4. Effective as of the date hereof, Section
4.4 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 4.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Tranche A Advance shall be made by the Lenders under Section 2.1, the Tranche B Loan shall be made by the Lenders under Section 2.2, each payment of the Commitment Fee under
         Section 2.11 and each payment of the Letter of Credit fee under Section
         3.5 (except as provided therein) shall be made for the account of the Lenders, and each termination or reduction of the Tranche A Commitments under Section 2.13 shall be applied to the Tranche A Commitments of the Lenders, pro rata according to the respective Tranche A Commitments;
         (b) each payment and prepayment of principal of or interest on Advances by the Borrower or any Obligated Party of a particular Loan shall be made to the Agent for the account of the Lenders holding Advances of such Loan pro rata in accordance with the respective unpaid principal amounts of such Advances of such Loan held by such Lenders; (c) any and all other monies received by the Agent from any source other than pursuant to any of clauses (a) through (b) hereinabove (including, without limitation, from the Borrower or any Guarantor) to be applied first against the Primary Obligations shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Advances and LC Participations and SL Participations to the aggregate outstanding Advances and LC Participations and SL Participations of


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         all Lenders and then against the Secondary Obligations shall be for the pro rata benefit and account of the Lenders based upon their respective unpaid amounts of the Secondary Obligations; and (d) the Lenders shall purchase from the Issuing Bank and the Swing Lender pursuant to Section
         3.1 and Section 2.9 respectively, participations in the Letters of Credit and the related Letter of Credit Liabilities and the Swing Loan respectively, pro rata in accordance with their Tranche A Commitments.

         2.19 Amendment to Section 6.2(a). Effective as of the date hereof,
Section 6.2(a)of the Agreement is amended and restated to read in its entirety as follows:

                  (a) Advance Request Form, Telephonic Request, or Letter of Credit Request Form. The Agent in respect of Tranche A Advances and the Tranche B Loan, the Swing Lender in respect of Swing Loan Advances, and the Issuing Bank in respect of Letters of Credit shall have received, in accordance with Section 2.7, 2.9 or 3.2, as the case may be, an Advance Request Form, a telephonic request, or Letter of Credit Request Form, as applicable, executed by an authorized officer of the Borrower;

         2.20 Additions to Article VIII. Effective as of the date hereof, new Sections 8.14 and 8.15 are added to Article VIII of the Agreement to read in their entirety as follows:

                  Section 8.14 Enterprise Valuation. Upon the occurrence of an Event of Default, at the election of the Required Lenders, the Borrower will permit an enterprise valuation of Albemarle & Bond Holdings PLC to be conducted by auditors selected by the Required Lenders and engaged by the Agent or counsel. The Borrower will pay the reasonable costs and expenses of such valuation upon the request of the Agent.

                  Section 8.15 Endorsements to Mortgagee Title Policies. The Borrower agrees that it shall, and shall cause each Significant Subsidiary, to deliver to the Agent, with respect to each parcel of the Real Property, an endorsement to the lender's title insurance policy issued as required pursuant to Section 8.13 by the applicable title insurer and reasonably satisfactory to the Agent as soon as available but in any event on or before March 1, 2002.

         2.21 Amendment to Sections 9.2(g) and (h). Effective as of the date hereof, Sections 9.2(g) and (h) of the Agreement is amended and restated to read in its entirety as follows:

                  (g) Liens on the Indemnity Account in favor of County Bank of Rehoboth Beach, Delaware; provided however, the amount held in the Indemnity Account will not at any time exceed the lesser of (i) $600,000 or (ii) the greater of $50,000 or 120% of County Bank of Rehoboth Beach, Delaware's interest in all outstanding Pay-Day Advance Loans implemented with Texas EZPAWN, L.P.; provided further, however, that the Borrower shall not permit any amounts contributed, deposited or paid to either this Indemnity Account or the Litigation Fund Account to be drawn by the County Bank of Rehoboth Beach, Delaware in


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         an aggregate amount in excess of $300,000 cumulatively for all periods of time during the term of this Agreement for the purposes of payment of fees and expenses incurred in connection with any litigation.

                  (h) Liens on the Litigation Fund Account in favor of County Bank of Rehoboth Beach, Delaware; provided however, the amount held in the Litigation Fund Account will not at any time exceed $50,000; provided further, however, that the Borrower shall not permit any amounts contributed, deposited or paid to either this Litigation Fund Account or the Indemnity Account to be drawn by the County Bank of Rehoboth Beach, Delaware in an aggregate amount in excess of $300,000 cumulatively for all periods of time during the term of this Agreement for purposes of payment of fees and expenses incurred in connection with any litigation.

         2.22 Amendment to Section 9.7. Effective as of the date hereof, the following sentence is added to the end of Section 9.7 of the Agreement to read in its entirety as follows:

         Notwithstanding anything to the contrary contained herein, the Borrower will not, and will not permit any Subsidiary to, make payment of any management fees or any other payments or fees of any kind to any Affiliate or any insider of the Borrower, including without limitation, Morgan Shiff & Co., Inc., until the Commitments have been terminated and the Obligations have been paid in full; provided that (a) the Borrower may pay to any insider of the Borrower compensation in the ordinary course of business and (b) the Borrower may pay to its Affiliates out-of-pocket expenses incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 during any Fiscal Year.

         2.23 Amendment to Section 10.1. Effective as of the date hereof,
Section 10.1 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 10.1 Consolidated Net Worth. Beginning with the calendar month ending September 30, 2001, the Borrower will at all times maintain Consolidated Net Worth in an amount not less than (a) One Hundred Million Dollars ($100,000,000), plus (b) an amount equal to one hundred percent (100%) of Consolidated Net Income (not less than zero dollars [$0.00]) for all periods subsequent to the calendar month ending October 31, 2001, plus (c) an amount equal to one hundred percent (100%) of the Net Proceeds of all equity offerings (including conversions of debt securities into common stock) of the Borrower subsequent to October 31, 2001.

         2.24 Amendment to Section 10.2. Effective as of the date hereof,
Section 10.2 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 10.2 Leverage Ratio. The Borrower will at all times maintain a Leverage Ratio of not greater than (a) 3.2 for the Fiscal Quarter ending December 31, 2001 and (b) 2.5 for each Fiscal Quarter thereafter.

         2.25 Amendment to Section 10.5. Effective as of the date hereof,
Section 10.5 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 10.5 Fixed Charge Coverage Ratio. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than (a)
         1.2 for the Fiscal Quarter ending December 31, 2001, (b) 1.3 for the Fiscal Quarter ending March 31, 2002, (c) 1.4 for the Fiscal Quarter ending June 30, 2002 and (d) 1.5 for each Fiscal Quarter thereafter.

         2.26 Amendment to Section 10.6. Effective as of the date hereof,
Section 10.6 of the Agreement is amended and restated to read in its entirety as follows:

                  Section 10.6 EBITDA. The Borrower will maintain an EBITDA (calculated at the end of each Fiscal Quarter) of not less than (a) $5,500,000 for the Fiscal Quarter ending December 31, 2001 (the "First Quarter"), (b) $11,000,000 for the period beginning as of the First Quarter through and including the Fiscal Quarter ending March 31, 2002,
         (c) $14,500,000 for the period beginning as of the First Quarter through and including the Fiscal Quarter ending June 30, 2002 and (d) $18,500,000 for the period beginning as of the First Quarter through and including each Fiscal Quarter thereafter.

         2.27 Amendment to Section 12.3. Effective as of the date hereof, the first sentence of Section 12.3 of the Agreement is amended and restated to read in its entirety as follows:

         If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share (calculated (i) pursuant to Section 3.5 in respect of letter of credit fees, and (ii) for all other of the Primary Obligations on the basis of the unpaid principal of and interest on the Tranche A Loan, the Tranche B Loan, the Swing Loan, LC Participations and SL Participations held by it), such Lender shall promptly purchase from the other Lenders participations in the Primary Obligations owed to them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof.

         2.28 Amendment to Schedule 1.1(a). Effective as of the date hereof, all references in the Agreement to "Schedule 1.1(a)" shall be deemed to be references to the "Schedule 1.1(a)" attached hereto as Schedule 1.1(a).

                                   ARTICLE III

                                 Limited Waiver

         Borrower has informed the Agent and the Lenders that certain Events of Default have occurred under the Agreement solely by reason of (a) Borrower's failure to comply with Section 10.6 of the Agreement for the Fiscal Quarter ending September 30, 2001, (b) a payment default under Section 11.1(a) of the Agreement on December 3, 2001, and (c) the existence of a Letter of Credit with an expiration date beyond December 3, 2001 as prohibited by Section 3.1(a) of the Agreement (collectively, the "Existing Specified Defaults"). By execution of this Amendment, the Agent and the Lenders hereby waive the Existing Specified Defaults. Except as otherwise specifically provided for in this Article III, nothing contained herein shall be construed as a waiver by the Agent and the Lenders of any covenant or provision of the Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among Borrower, the Agent and the Lenders, and the failure of the Agent or any Lender at any time or times hereafter to require strict compliance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Agent and the Lenders to thereafter demand strict compliance therewith. The Agent and the Lenders hereby reserve all rights granted under the Agreement, the other Loan Documents, this Amendment and any other contract or instrument among Borrower, the Agent and the Lenders.

                                   ARTICLE IV

                              Conditions Precedent

         4.1 Condition. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

                           (i) This Amendment executed by the Borrower, the
                  Agent, the Issuing Bank and the Lenders and consented by the Guarantors.

                           (ii) Modifications to the Real Property Security
                  Documents executed by the Borrower or the applicable
                  Guarantor.

                           (iii) Resolutions of the Board of Directors of
                  Borrower certified by its secretary or assistant secretary which authorizes the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents executed in connection herewith.

                           (iv) A certificate of incumbency certified by the
                  secretary or the assistant secretary of Borrower certifying the names of the officers thereof authorized to sign this Amendment and the other Loan Documents together with specimen signatures of such officers.

                           (v) Resolutions of the Board of Directors of each of
                  the Guarantors certified by its secretary or assistant secretary which authorize the execution, delivery and performance by each of the Guarantors of this Amendment and the other Loan Documents executed in connection herewith.

                           (vi) A certificate of incumbency certified by the
                  secretary or the assistant secretary of each Guarantor certifying the names of the officers thereof authorized to sign this Amendment and the other Loan Documents together with specimen signatures of such officers.

                           (vii) A bring down certificate of the Secretary or
                  Assistant Secretary of the Borrower and each Guarantor certifying that the Articles of Incorporation (or Partnership Agreement) and Bylaws have not been modified in any respect from the copies thereof previously provided to the Agent and the Lenders in connection with the Credit Agreement dated as of December 10, 1998 among the Borrower, the Agent, the Issuing Bank and the Lenders.

                           (viii) A favorable opinion of Strasburger & Price,
                  L.L.P., legal counsel to the Borrower and each Guarantor satisfactory to the Agent as to such matters as the Agent may reasonably request.

                  (b) No Default. No Default (other than the Existing Specified Defaults) shall have occurred and be continuing.

                  (c) Representations and Warranties. All of the representations and warranties contained in Article VII of the Agreement, as amended hereby and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

                  (d) Fees. The Borrower shall have paid to the Agent for the account of the Lenders the fee described in Section 2.11(e) of the Agreement.

                                    ARTICLE V

                  Ratifications, Representations and Warranties

         5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Lenders, Issuing Bank and Agent agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         5.2 Representations and Warranties. Borrower hereby represents and warrants to the Lenders, Agent and Issuing Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (iii) except for the Existing Specified Defaults, no Default has occurred and is continuing, and (iv) except for the Existing Specified Defaults, Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.

                                   ARTICLE VI

                                  Miscellaneous

         6.1 Authorization to File Financing Statements. The Borrower and each Guarantor irrevocably authorize the Agent at any time and from time to time to file in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or such Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Chapter 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by subchapter E of Chapter 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including without limitation, (A) whether the Borrower or such Guarantor is an organization, the type of organization and any organization identification number issued to the Borrower or such Guarantor, (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, and (C) any other amendments necessary to properly effectuate the transactions described in the Loan Documents. The Borrower and each Guarantor agree to furnish any such information to the Agent promptly upon request.

         6.2 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Lenders, Agent or Issuing Bank or any closing shall affect the representations and warranties or the right of the Lenders, Agent or Issuing Bank to rely upon them.

         6.3 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.5 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Travis County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

         6.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders, Agent, Issuing Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Signatures hereto transmitted by facsimile shall be effective as originals.

         6.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.8 WAIVER AND RELEASE. IN ORDER, TO INDUCE THE AGENT, THE LENDERS AND THE ISSUING BANK TO AGREE TO THIS AMENDMENT, BORROWER AND EACH GUARANTOR REPRESENT AND WARRANT THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH EACH OF THEM:

                  (a) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF, AND

                  (b) RELEASE. RELEASES AND DISCHARGES THE AGENT, THE LENDERS AND THE ISSUING BANK, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY.

6.9 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [Remainder of Page Intentionally Left Blank]

         Executed as of the date first written above.

                                        BORROWER:

                                        EZCORP, INC.



                                        By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                        AGENT, ISSUING BANK AND LENDER:

                                        WELLS FARGO BANK TEXAS, NATIONAL
                                        ASSOCIATION

                                        By:
                                             -----------------------------------
                                             Larry Clayton
                                             Vice President



  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                       OTHER LENDERS:

                                       BANK ONE, NA (successor by merger to Bank
                                       One, Texas, National Association)


                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                       GUARANTY BANK (formerly known as Guaranty
                                       Federal Bank, F.S.B.)



                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                       COMERICA BANK-TEXAS


                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                       JPMORGAN CHASE BANK (formerly known as
                                       The Chase Manhattan Bank, successor by
                                       merger to Chase Bank of Texas, National
                                       Association)



                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

         Guarantors hereby consent and agree to this Amendment and agree that each Guaranty shall remain in full force and effect and shall continue to (i) guarantee the Guaranteed Indebtedness (as defined in such Guaranty), and (ii) be the legal, valid and binding obligation of Guarantors and enforceable against Guarantors and collateral in accordance with their respective terms. In addition, Guarantors hereby agree that each Subsidiary Security Agreement, each Subsidiary Pledge Agreement, each Contribution and Indemnification Agreement and each Real Property Security Document shall remain in full force and effect and shall continue to (i) secure the Obligations (as defined in the Loan Documents other than the Real Property Security Documents) and Debt (as defined in the Real Property Security Documents), and (ii) be the legal, valid and binding obligation of Guarantors and enforceable against Guarantors and collateral in accordance with their respective terms.

                                       OBLIGATED PARTIES:

                                       EZPAWN ALABAMA, INC.
                                       EZPAWN ARKANSAS, INC.
                                       EZPAWN COLORADO, INC.
                                       EZPAWN FLORIDA, INC.
                                       EZPAWN GEORGIA, INC.
                                       EZPAWN HOLDINGS, INC.
                                       EZPAWN INDIANA, INC.
                                       EZPAWN LOUISIANA, INC.
                                       EZPAWN NEVADA, INC.
                                       EZPAWN NORTH CAROLINA, INC.
                                       EZPAWN OKLAHOMA, INC.
                                       EZPAWN TENNESSEE, INC.
                                       TEXAS EZPAWN MANAGEMENT, INC.
                                       EZ CAR SALES, INC.
                                       EZPAWN CONSTRUCTION, INC.
                                       EZPAWN KANSAS, INC.
                                       EZPAWN KENTUCKY, INC.
                                       EZPAWN MISSOURI, INC.
                                       EZPAWN SOUTH CAROLINA, INC.
                                       EZCORP INTERNATIONAL, INC.
                                       EZ MONEY NORTH CAROLINA, INC.


                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                       TEXAS EZPAWN L.P.

                                       By:   TEXAS EZPAWN MANAGEMENT, INC.,
                                             its sole general partner


                                       By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------




  (Signature Page to Third Amendment to Amended and Restated Credit Agreement)

                                 SCHEDULE 1.1(a)

                                   Commitments


                                                       Tranche A         Tranche B
                  Lenders                              Commitment       Commitment
                  -------                            --------------    -------------
Wells Fargo Bank Texas, National Association         $14,318,181.82    $4,753,727.48
Guaranty Bank                                        $10,227,272.72    $3,395,519.63
Bank One, Texas, National Association                $10,227,272.72    $3,395,519.63
Comerica Bank-Texas                                  $ 6,136,363.64    $2,037,311.77
JPMorgan Chase Bank                                  $ 4,090,909.10    $1,358,207.85